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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference of our report dated March 8, 2001, with respect to the consolidated financial statements and for the two years then ended, included in the registration statement on Form S-8 for the registration of up to 3,600,000 common stock.

/s/ HANSEN, BARNETT & MAXWELL HANSEN, BARNETT & MAXWELL
November 16, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS